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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2025
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 864-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Global Select Market

ITEM 8.01         OTHER EVENTS

On April 7, 2025, Pacific Premier Bancorp, Inc. (the “Company”) furnished a proxy statement (the “Proxy Statement”) to its stockholders for the Company’s Annual Meeting of Stockholders to be held on May 19, 2025, including a proposal to approve an amendment to the Company’s Amended and Restated 2022 Long-Term Incentive Plan (the “Plan”) to increase the number of shares available for grant under the Plan by 2,000,000 shares (the “Amendment”). The Amendment is Proposal 3 in the Proxy Statement (“Proposal 3”).

Today, the Company is providing supplemental information to help shareholders and proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), in evaluating Proposal 3. Specifically, the Company is providing updated information regarding the shares available under the Plan as of March 31, 2025 (115,255), which as the result of our annual grants made in the first quarter of 2025 is significantly less than the number of shares available under the Plan as of December 31, 2024 (1,000,329). ISS’s initial recommendation on Proposal 3 was based on the shares remaining available for issuance under the Plan as of December 31, 2024. Using the number of shares available as of March 31, 2025 is more current and results in lower cost of Plan assessments, including dilution and Shareholder Value Transfer.

The Company provides the following information:

Number of Shares Available for Grant under the Plan: As of March 31, 2025, 115,255 shares remained reserved and available for issuance with respect to new awards under the Plan. The Plan does not include any fungible share counting provisions.

Number of Awards Outstanding: As of March 31, 2025, the following awards were outstanding under the Plan:

(i) options with respect to 30,000 shares with a weighted average exercise price of $20.67 and a weighted average remaining term of 0.87 years, and

(ii) full value awards with respect to 2,504,097 shares.

As of March 31, 2025, there were no unvested shares issued in lieu of cash compensation. Company RSUs are settled with Company stock.

Common Stock Outstanding: As of March 31, 2025, total common stock outstanding was 97,069,001 shares.

Overhang: As of March 31, 2025, 2,537,701 shares were subject to outstanding Company awards (33,604 options, 1,978,201 restricted shares, and 525,896 performance-based RSUs), resulting in an overhang of approximately 2.66%. If an additional 2,000,000 shares are reserved for issuance under the Plan, the overhang would be approximately 4.57%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 8, 2025	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, Chief Executive Officer, and President